POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints

each of David Gladstone, Terry Brubaker, Harry Brill, Paula Novara,

Allyson Williams, Robert Johnson, John "Jack" Dellafiora, Darren DeStefano,

Christi Novak, Bobbi Milliken, Sharon Chism, Dane Holbrook and Brian Leaf,

signing

individually, the undersigned's true and lawful attorneys-in fact and agents to: (1)

execute for and on behalf of the undersigned, an officer, director, member of an advisory board, investment adviser, affiliated person of an investment adviser, or benefitical owner

of more than 10% of a registered class of securities of Gladstone Commercial

Corporation,

Forms 3, 4 and 5 in accordance with Section 16(a) of the

Securities

Exchange Act of 1934, as amended (the Exchange Act) and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned that may

be necessary or desirable to complete and execute such Form 3, 4 or 5, complete

 and

execute

any amendment or amendments thereto, and timely file such forms or amendments with the

United States Securities and Exchange Commission and any stock exchange or similar

authority; and (3) take any other action of any nature whatsoever in connection with the

foregoing

which, in the opinion of such attorney-in-fact, may be of benefit, in the best

interest of,

or legally required by, the undersigned, it being understood that the documents

executed

by such attorney-in-fact on behalf of the undersigned pursuant to this

Power of

Attorney

shall be in such form and shall contain such terms and conditions as such

attorney-in-fact

may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power

and

authority

to do and perform any and every act and thing whatsoever requisite,

necessary,

or proper

to be done in the exercise of any of the rights and powers herein granted,

as fully to

all intents and purposes as the undersigned might or could do if personally

present,

with full power of substitution or revocation, hereby ratifying and confirming

all that

such attorney-in-fact, or such attorney-in-fact's substitute or substitutes,

shall

lawfully

do or cause to be done by virtue of this power of attorney and the rights

and

powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact,

in serving in such capacity at the request of the undersigned, are not assuming,

nor is the Company assuming, any of the undersigned's responsibilities to comply

with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file

Forms 3, 4

and 5 with

respect to the undersigned's holdings of and transactions in securities issued by the Gladstone Commercial Corporation,

(b) revocation by the undersigned in a signed writing

delivered to the

foregoing attorneys-in-fact or (c) as to any attorney-in-fact individually, until

such attorney-in-fact shall no longer be employed by Gladstone Commercial

Corporation,

Gladstone Management Corporation, Gladstone Administration, LLC or

Cooley Godward

LLP.

IN WITNESS WHEREOF, the undersigned has caused this Power of

Attorney to be

executed as of this 26th day of February, 2008.

/s/ Mark Perrigo

Mark Perrigo